UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2025

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1400 Seaport Blvd
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On November 9, 2025, the board of directors (the “Board”) of C3.ai, Inc. (the “Company”) increased the number of directors constituting the full Board from eleven to twelve and elected Mike Clayville to the Board to fill the newly created directorship, effective immediately. Mr. Clayville was elected as a Class II director to hold office until the Company’s 2028 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation, or removal.

Consistent with its compensation for directors generally, Mr. Clayville will receive options to purchase shares of Class A common stock but will not receive any cash compensation for his service on the Board. As a newly elected director, Mr. Clayville will receive an award of options to purchase shares of Class A Common Stock under the Company's Amended and Restated 2020 Equity Incentive Plan, as amended (the “2020 Plan”), having an aggregate grant date fair value of $350,000 and an exercise price equal to the fair value of the Company’s common stock on the grant date. This option award vests over two years, with 12.5% of the shares subject to the award vesting quarterly after the date of grant, provided Mr. Clayville remains as a non-employee director and attends the regularly scheduled meeting of the board of directors during each fiscal quarter commencing following such grant. This option award vests in full upon a change in control (as defined in the 2020 Plan), subject to Mr. Clayville remaining in service until the closing of the change in control.

There is no arrangement or understanding between Mr. Clayville and any other persons pursuant to which he was elected as a director. Mr. Clayville has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On November 13, 2025, the Company issued a press release announcing Mr. Clayville’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: November 13, 2025
	By:	/s/ Stephen Ehikian
Stephen Ehikian
Chief Executive Officer